Exhibit 99.1

Berkshire Hills Reports First Quarter Results; Dividends Declared;
Board Authorizes 2.4 Million Share Repurchase Program

BOSTON, April 29, 2019 - Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported GAAP net income of $24 million, or $0.51 per share, in the first quarter of 2019. The non-GAAP measure of core earnings totaled $28 million, or $0.60 per share. Non-core expenses were primarily composed of merger and restructuring charges.

FIRST QUARTER FINANCIAL HIGHLIGHTS (balance sheet metrics are compared to prior quarter-end):

•	$0.51 GAAP EPS; $0.60 Core EPS
•	59.5% efficiency ratio
•	98% loans/deposits, improved from 101%
•	13.0% equity/assets, improved from 12.7%
•	0.15% net loan charge-offs/average loans
•	0.26% non-performing assets/assets

CEO Richard Marotta stated, “We brought in the first quarter of 2019 on plan and initiated a process of refocusing our operations on profitable customer relationship business. Our focus is also on driving efficiencies while supporting key market objectives. The results of this work will unfold over the year as we target to support our profitability in light of lower purchased loan accretion from past bank acquisitions. Our goal in accomplishing this is to create a platform for growth in per share earnings and profitability following this year of transition. Part of this shift was our decision during the quarter to pursue the sale of the national mortgage banking operations of our First Choice Loan Services, Inc. subsidiary. This team has a long track record and national recognition that we believe will be attractive to a partner with complementary scale and presence in the evolving mortgage business. We will continue to offer competitive residential mortgage lending within our regional footprint through our Berkshire Bank Home Lending team.”

Mr. Marotta continued, “We’re moving along well with our planned acquisition of SI Financial Group, which was approved by their shareholders earlier this month. This acquisition is on track to be completed during the second quarter. We’re pleased to be working well with the Savings Institute team on our integration plans, including a systems conversion targeted in October. During the quarter, we completed the consolidation of six existing Berkshire branches with minimal customer relationship impact expected as a result of our other strong delivery channels including other nearby branches, our MyBankerTM platform, and our digital channels. I’m also pleased to announce that our Board recently formed a Corporate Responsibility and Culture Committee, which will oversee our important initiatives including diversity and inclusion in our workforce. I’m proud of the work of our teams which is summarized in our first annual Corporate Social Responsibility Report, which is available on our web site at ir.berkshirebank.com ”

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DIVIDEND INCREASED

The Board of Directors approved a quarterly cash dividend of $0.23 per common share to shareholders of record at the close of business on May 9, 2019, payable on May 23, 2019. The dividend equates to a 3.4% annualized yield based on the $27.24 closing price of Berkshire Hills Bancorp stock at the end of the quarter. Effective on the same dates, the Board also approved a quarterly cash dividend on preferred stock totaling $0.46 per share. The Board had approved a 5% increase in the common and preferred dividend following the start of the year.

STOCK REPURCHASE AUTHORIZATION

The Board authorized the repurchase of 2.4 million common shares for the period expiring on March 31, 2020. This replaces the Company’s existing unused 500,000 share repurchase authorization. Berkshire CFO Jamie Moses stated “We’re focused on the profitability metrics that drive shareholder value and plan to adjust our balance sheet and capital allocation opportunistically based on our strategic plan and to support shareholder value.” The authorization does not constitute a commitment to repurchase shares and share repurchases are subject to regulatory approval, as well as market and other conditions. This authorization is equivalent to approximately 4.7% of Berkshire’s outstanding shares including 5.7 million shares expected to be issued as merger consideration for the SI Financial Group acquisition. Under the authorization, stock repurchases may be made through open market purchases, block trades, privately negotiated transactions, or pursuant to a trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

DISCONTINUED OPERATIONS

For financial reporting purposes, the national mortgage banking operations of First Choice Loan Services, Inc. (“FCLS”) have been classified as discontinued while the Company pursues the sale of these operations in 2019. FCLS continues to serve its markets while this sale is being pursued. Amounts and balances related to these operations have been separately classified in the accompanying unaudited statements of income and financial condition. The operations of FCLS have been reported as discontinued operations retrospectively for all periods presented. Revenue and expense shown in the unaudited statement of income exclude amounts related to FCLS. Discontinued operations are not viewed as part of the Company’s normalized operations and have been classified as non-core. FCLS mortgage loans held for sale and related borrowings have also been classified as discontinued operations.

2

FINANCIAL CONDITION

Total assets were unchanged at $12.2 billion in the first quarter. Total loans decreased by 1% as lending operations were targeted toward higher profitability customer relationship strategies. The Company has ceased originating indirect auto loans and as a result is targeted to have less future reliance on higher cost wholesale funds as the existing portfolio seasons and is paid down. Total deposits increased by 2%, half of which was due to daily fluctuations of payroll deposits which ended the period at $562 million, compared to $467 million at the start of the period. Excluding payroll impacts, most of the growth was in time deposits. Liquidity, capital, and asset quality metrics improved compared to the prior quarter. Book value per common share increased by 1.4% to $33.75 and the non-GAAP measure of tangible book value per common share improved by 2.4% to $21.66. Pursuant to the adoption of new accounting requirements, approximately $80 million has been recorded to other assets and other liabilities related to assets in use through lease arrangements.

RESULTS OF OPERATIONS

GAAP earnings were $0.51 per share in the most recent quarter, compared to $0.31 in the prior quarter and to $0.55 in the first quarter of 2018. Results in all periods were affected by significant non-core charges. Core results in prior periods have been retrospectively adjusted to exclude national mortgage banking operations. The $0.09 per share in after-tax net non-core items in the most recent quarter included approximately $0.04 in unrealized securities gains, $0.01 in loss from discontinued operations, $0.03 in merger charges, and $0.09 in restructuring and other charges.

Core earnings per share were $0.60 in the most recent quarter, decreasing quarter-over-quarter and year-over-year primarily due to the impact of lower purchased loan accretion. The per share after-tax contribution from accretion decreased by $0.11 quarter-over-quarter and by $0.03 year-over-year. Due to the seasoning of the acquired loan portfolio, the benefit of this accretion is expected to be lower in 2019 compared to 2018. The Company’s current strategic review is intended to offset this impact through balance sheet adjustments, line of business review, expense reductions, and capital management. The return on equity measured 6.0% in the most recent quarter. The non-GAAP measure of core return on tangible common equity was 11.4% in the most recent quarter.

The net interest margin was 3.17% in the most recent quarter, including a contribution of 0.05% from purchased loan accretion. Measured before accretion, the margin was 3.12%, which was up 0.01% over the prior quarter. Most yields and costs rose quarter-over quarter due to the 0.25% increase in the target Fed Funds rate in the fourth quarter of 2018, including a 0.12% increase in deposit costs.

Fee income increased by $1 million quarter-over-quarter due to higher SBA loan sale gains, including gains on fourth quarter loans which could not be sold during the federal government shutdown. National mortgage banking revenue had been the largest source of fee income in recent years. Fee income has been retrospectively adjusted to exclude these revenues, which has reduced the revenue contribution from non-interest income. The fourth quarter loan loss provision exceeded net charge-offs and the ratio of the loan loss allowance to loans increased to 0.69% from 0.68%.

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GAAP non-interest expense decreased quarter-over-quarter, due to lower non-core expenses. The efficiency ratio measured 59.5% in the most recent quarter. Branch consolidations completed in the first quarter are expected to contribute to improved efficiency in future periods. Excluding FCLS, full time equivalent staff totaled 1,457 positions at first quarter-end, compared to 1,485 at the start of the quarter. This 2% reduction was due to various efficiency initiatives undertaken during the quarter. FCLS full time equivalent staff totaled 431 positions at quarter-end. The effective income tax rate measured 22% in the first quarter of 2019.

STRATEGIC REVIEW

Before the conference call, the Company will post a slide presentation summarizing its strategic review on its web site at ir.berkshirebank.com.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, April 30, 2019 to discuss the results for the quarter, the results of its strategic review, and guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link:  dpregister.com/10130208. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call.  Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email.  Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of the Company’s website at ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to join the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Tuesday, May 07, 2019 by dialing 877-344-7529 and entering access number 10130208.  The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank, a premier regional bank distinguished by its local responsiveness and engagement. With corporate headquarters in Boston, the Company operates in six Northeastern states, with $12.2 billion in assets and 109 banking offices. Berkshire has a pending agreement to acquire SI Financial Group, Inc., the parent of Savings Institute Bank & Trust Company, a $1.6 billion bank with 23 branches in eastern Connecticut and southern Rhode Island.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on page F-9 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, restructuring costs, and discontinued operations. Merger costs consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. Merger costs in 2018 and 2019 are primarily related to the acquisitions of Commerce Bancshares Corp. and SI Financial Group (pending). Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Restructuring costs also include severance and consulting expenses related to the Company’s strategic review. Discontinued operations are the Company’s national mortgage banking operations for which the Company is pursuing sale opportunities.

In 2018, the Company recorded $8 million in charges related to the restructuring of banking systems vendor relationships. The Company recorded a $3 million cost for the pending settlement of an existing legal proceeding with a plaintiff claiming to be representing a class of depositors. Non-core charges in 2018 also included a $1.5 million net charge related to the CEO transition.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.

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5

CONTACTS

Investor Relations Contact

Erin E. Duggan; Investor Relations Manager; 413-236-3773

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Operations (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Five Quarter Trend)

6

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

PER SHARE DATA
Net earnings per common share, diluted	$0.51	$0.31	$0.70	$0.74	$0.55
Core earnings per common share, diluted (1)	0.60	0.69	0.72	0.73	0.65
Total book value per common share	33.75	33.30	32.84	32.49	32.12
Tangible book value per common share (1)	21.66	21.15	20.68	20.28	19.86
Market price at period end	27.24	26.97	40.70	40.60	37.95
Dividends per common share	0.23	0.22	0.22	0.22	0.22
Dividends per preferred share	0.46	0.44	0.44	0.44	0.44

PERFORMANCE RATIOS (3)
Return on assets	0.78%	0.47%	1.08%	1.17%	0.88%
Core return on assets (1)	0.92	1.07	1.12	1.18	1.06
Return on equity	5.97	3.61	8.27	8.88	6.69
Core return on equity (1)	7.00	8.09	8.49	8.81	7.95
Core return on tangible common equity (1)	11.44	13.21	14.02	14.68	13.48
Net interest margin, fully taxable equivalent (FTE) (4)(5)	3.17	3.41	3.32	3.50	3.36
Fee income/Net interest and fee income from continuing operations	17.56	15.59	18.06	17.21	18.03
Efficiency ratio (1)	59.54	54.88	52.20	52.42	55.10

GROWTH (Year-to-date)
Total commercial loans (annualized)	(3)%	6%	5%	5%	1%
Total loans (annualized)	(4)	9	10	10	4
Total deposits (annualized)	8	3	0	2	(3)
Total net revenues from continuing operations (compared to prior year)	3	17	22	21	16
Earnings per common share (compared to prior year)	(7)	65	28	33	25
Core earnings per common share (compared to prior year)(1)	(8)	32	37	36	28

FINANCIAL DATA (in millions)
Total assets	$12,173	$12,212	$12,030	$11,902	$11,519
Total earning assets	11,039	11,140	10,957	10,827	10,442
Total securities	1,881	1,919	1,918	1,920	1,932
Total loans	8,947	9,043	8,905	8,710	8,376
Allowance for loan losses	62	61	58	56	54
Total intangible assets	551	552	553	555	556
Total deposits	9,166	8,982	8,766	8,839	8,683
Total shareholders' equity	1,577	1,553	1,532	1,516	1,498
Net income	23.6	14.3	32.2	34.0	25.2
Core income (1)	27.7	32.0	33.1	33.8	30.0
Purchased loan accretion	1.3	8.2	4.5	6.9	3.4

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.15%	0.17%	0.19%	0.21%	0.17%
Total non-performing assets/total assets	0.26	0.28	0.30	0.20	0.27
Allowance for loan losses/total loans	0.69	0.68	0.66	0.64	0.64
Loans/deposits	98	101	102	99	96
Shareholders' equity to total assets	12.95	12.72	12.74	12.74	13.00
Tangible shareholders' equity to tangible assets (1)	8.83	8.59	8.53	8.47	8.59

(1)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See page F-9 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9.
(3)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(5)	The effect of purchased loan accretion on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.05%, 0.30%, 0.17%, 0.25%, 0.13%.

F-1

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	March 31,	December 31,
(in thousands)	2019	2018
Assets
Cash and due from banks	$98,689	$100,972
Short-term investments	68,930	82,217
Total cash and short-term investments	167,619	183,189

Trading security	11,164	11,212
Marketable equity securities, at fair value	59,121	56,638
Securities available for sale, at fair value	1,386,768	1,399,647
Securities held to maturity, at amortized cost	369,331	373,763
Federal Home Loan Bank stock and other restricted securities	54,624	77,344
Total securities	1,881,008	1,918,604

Loans held for sale, at fair value	4,773	2,183

Commercial real estate loans	3,388,139	3,400,221
Commercial and industrial loans	1,957,339	1,980,046
Residential mortgages	2,544,824	2,566,424
Consumer loans	1,057,193	1,096,562
Total loans	8,947,495	9,043,253
Less: Allowance for loan losses	(62,038)	(61,469)
Net loans	8,885,457	8,981,784

Premises and equipment, net	105,651	106,500
Other real estate owned	—	—
Goodwill	518,325	518,325
Other intangible assets	32,219	33,418
Cash surrender value of bank-owned life insurance	191,768	190,609
Deferred tax asset, net	38,783	42,434
Other assets	182,720	120,926
Assets from discontinued operations	165,078	114,259
Total assets	$12,173,401	$12,212,231

Liabilities and shareholders' equity
Demand deposits	$1,526,584	$1,603,019
NOW and other deposits	820,177	1,122,321
Money market deposits	2,743,448	2,245,195
Savings deposits	731,711	724,129
Time deposits	3,344,495	3,287,717
Total deposits	9,166,415	8,982,381

Senior borrowings	995,271	1,345,467
Subordinated borrowings	89,562	89,518
Total borrowings	1,084,833	1,434,985

Other liabilities	204,725	149,519
Liabilities from discontinued operations	140,423	92,428
Total liabilities	10,596,396	10,659,313

Preferred shareholders' equity	40,633	40,633
Common shareholders' equity	1,536,372	1,512,285
Total shareholders' equity	1,577,005	1,552,918
Total liabilities and shareholders' equity	$12,173,401	$12,212,231

Net common shares outstanding	45,522	45,417

F-2

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

			Annualized Growth %
(in millions)	March 31, 2019 Balance	December 31, 2018 Balance	Quarter ended March 31, 2019

Total commercial real estate	$3,388	$3,400	(1)%
Commercial and industrial loans	1,957	1,980	(5)
Total commercial loans	5,345	5,380	(3)

Total residential mortgages	2,545	2,566	(3)

Home equity	365	377	(13)
Auto and other	692	720	(16)
Total consumer loans	1,057	1,097	(15)
Total loans	$8,947	$9,043	(4)%

DEPOSIT ANALYSIS

			Annualized Growth %
(in millions)	March 31, 2019 Balance	December 31, 2018 Balance	Quarter ended March 31, 2019
Demand	$1,527	$1,603	(19)%
NOW and other	820	1,122	(108)
Money market	2,743	2,245	89
Savings	732	724	4
Time deposits	3,344	3,288	7
Total deposits	$9,166	$8,982	8%

F-3

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2019	2018
Interest and dividend income from continuing operations
Loans	$105,651	$91,741
Securities and other	15,458	14,405
Total interest and dividend income	121,109	106,146
Interest expense from continuing operations
Deposits	26,622	15,325
Borrowings	9,028	6,064
Total interest expense	35,650	21,389
Net interest income from continuing operations	85,459	84,757
Non-interest income from continuing operations
Mortgage banking originations	46	138
Loan related income	6,003	4,819
Deposit related fees	6,858	8,066
Insurance commissions and fees	2,853	3,025
Wealth management fees	2,441	2,597
Total fee income	18,201	18,645
Other	970	1,268
Securities gains/(losses), net	2,551	(1,502)
Gain on sale of business operations and assets, net	—	481
Total non-interest income	21,722	18,892
Total net revenue from continuing operations	107,181	103,649
Provision for loan losses	4,001	5,575
Non-interest expense from continuing operations
Compensation and benefits	33,500	33,847
Occupancy and equipment	9,446	9,192
Technology and communications	6,257	6,484
Marketing and promotion	1,267	1,222
Professional services	2,275	1,696
FDIC premiums and assessments	1,639	1,195
Other real estate owned and foreclosures	2	67
Amortization of intangible assets	1,200	1,268
Merger, restructuring and other expense	7,015	5,093
Other	9,390	5,302
Total non-interest expense	71,991	65,366

Income from continuing operations before income taxes	$31,189	$32,708
Income tax expense	6,917	7,337
Net income from continuing operations	$24,272	$25,371

(Loss) from discontinued operations before income taxes	$(854)	$(162)
Income tax (benefit)	(217)	(39)
Net (loss) from discontinued operations	$(637)	$(123)

Net income	$23,635	$25,248
Preferred stock dividend	240	230
Income available to common shareholders	$23,395	$25,018

Basic earnings per common share:
Continuing Operations	$0.52	$0.55
Discontinued Operations	(0.01)	—
Total	$0.51	$0.55

Diluted earnings per common share:
Continuing Operations	$0.52	$0.55
Discontinued Operations	(0.01)	—
Total	$0.51	$0.55

Weighted average shares outstanding:
Basic	46,113	45,966
Diluted	46,261	46,200

F-4

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share data)	2019	2018	2018	2018	2018
Interest and dividend income from continuing operations
Loans	$105,651	$111,576	$102,651	$100,254	$91,741
Securities and other	15,458	15,119	14,918	15,230	14,405
Total interest and dividend income	121,109	126,695	117,569	115,484	106,146
Interest expense from continuing operations
Deposits	26,622	23,811	21,460	17,768	15,325
Borrowings	9,028	10,118	7,724	7,424	6,064
Total interest expense	35,650	33,929	29,184	25,192	21,389
Net interest income from continuing operations	85,459	92,766	88,385	90,292	84,757
Non-interest income from continuing operations
Mortgage banking originations	46	148	15	334	138
Loan related income	6,003	5,087	7,246	6,003	4,819
Deposit related fees	6,858	7,131	7,004	7,605	8,066
Insurance commissions and fees	2,853	2,479	2,930	2,549	3,025
Wealth management fees	2,441	2,287	2,283	2,280	2,597
Total fee income	18,201	17,132	19,478	18,771	18,645
Other	970	1,666	468	155	1,268
Securities gains/(losses), net	2,551	(3,023)	88	718	(1,502)
(Loss)/gain on sale of business operations and assets, net	—	—	—	(21)	481
Total non-interest income	21,722	15,775	20,034	19,623	18,892
Total net revenue from continuing operations	107,181	108,541	108,419	109,915	103,649
Provision for loan losses	4,001	6,716	6,628	6,532	5,575
Non-interest expense from continuing operations
Compensation and benefits	33,500	34,927	31,746	33,499	33,847
Occupancy and equipment	9,446	9,366	9,145	9,224	9,192
Technology and communications	6,257	6,103	7,507	7,053	6,484
Marketing and promotion	1,267	1,224	1,167	1,084	1,222
Professional services	2,275	3,302	1,481	864	1,696
FDIC premiums and assessments	1,639	1,488	1,640	1,411	1,195
Other real estate owned and foreclosures	2	1	(1)	1	67
Amortization of intangible assets	1,200	1,202	1,218	1,246	1,268
Merger, restructuring and other expense	7,015	16,006	198	847	5,093
Other	9,390	6,754	5,526	6,298	5,302
Total non-interest expense	71,991	80,373	59,627	61,527	65,366

Income from continuing operations before income taxes	$31,189	$21,452	$42,164	$41,856	$32,708
Income tax expense	6,917	4,384	9,095	8,145	7,337
Net income from continuing operations	$24,272	$17,068	$33,069	$33,711	$25,371

(Loss)/Income from discontinued operations before income taxes	$(854)	$(3,884)	$(1,147)	$426	$(162)
Income tax (benefit)/expense	(217)	(1,075)	(305)	106	(39)
Net (loss)/income from discontinued operations	$(637)	$(2,809)	$(842)	$320	$(123)

Net income	$23,635	$14,259	$32,227	$34,031	$25,248
Preferred stock dividend	240	229	230	229	230
Income available to common shareholders	$23,395	$14,030	$31,997	$33,802	$25,018

Basic earnings per common share:
Continuing Operations	$0.52	$0.37	$0.72	$0.73	$0.55
Discontinued Operations	(0.01)	(0.06)	(0.02)	0.01	—
Total	$0.51	$0.31	$0.70	$0.74	$0.55

Diluted earnings per common share:
Continuing Operations	$0.52	$0.37	$0.72	$0.73	$0.55
Discontinued Operations	(0.01)	(0.06)	(0.02)	0.01	—
Total	$0.51	$0.31	$0.70	$0.74	$0.55

Weighted average shares outstanding:
Basic	46,113	46,061	46,030	46,032	45,966
Diluted	46,261	46,240	46,263	46,215	46,200

F-5

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2019	2018	2018	2018	2018

Earning assets
Loans:
Commercial real estate	4.91%	5.40%	4.67%	5.08%	4.76%
Commercial and industrial loans	5.83	5.97	6.22	5.73	5.19
Residential mortgages	3.74	3.72	3.66	3.72	3.56
Consumer loans	4.45	4.52	4.27	4.13	4.01
Total loans	4.73	4.94	4.66	4.73	4.45
Securities	3.52	3.38	3.36	3.47	3.26
Short-term investments and loans held for sale	3.59	3.74	3.82	3.86	3.43
Total earning assets	4.49	4.64	4.41	4.48	4.21

Funding liabilities
Deposits:
NOW and other	0.65	0.59	0.58	0.44	0.28
Money market	1.23	1.10	0.92	0.88	0.73
Savings	0.18	0.16	0.15	0.14	0.14
Time	2.07	1.93	1.76	1.54	1.40
Total interest-bearing deposits	1.44	1.31	1.18	1.02	0.90
Borrowings	3.02	2.67	2.42	2.29	2.02
Total interest-bearing liabilities	1.67	1.55	1.38	1.23	1.08

Net interest spread	2.82	3.09	3.03	3.25	3.13
Net interest margin	3.17	3.41	3.32	3.50	3.36

Cost of funds (1)	1.42	1.31	1.16	1.03	0.90
Cost of deposits	1.19	1.07	0.96	0.83	0.73

(1)	Cost of funds includes all deposits and borrowings.

F-6

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2019	2018	2018	2018	2018
Assets
Loans
Commercial real estate	$3,377,902	$3,373,936	$3,331,097	$3,316,482	$3,250,861
Commercial and industrial loans	1,986,792	1,921,361	1,824,369	1,773,722	1,811,433
Residential mortgages	2,556,299	2,539,592	2,459,943	2,268,886	2,138,544
Consumer loans	1,079,583	1,112,433	1,120,942	1,113,089	1,114,586
Total loans (1)	9,000,576	8,947,322	8,736,351	8,472,179	8,315,424
Securities (2)	1,895,768	1,933,891	1,928,851	1,931,104	1,933,002
Short-term investments and loans held for sale	67,367	51,827	47,752	36,136	45,600
Total earning assets (4)	10,963,711	10,933,040	10,712,954	10,439,419	10,294,026
Goodwill and other intangible assets	550,966	552,206	554,359	554,591	557,321
Other assets	557,442	494,377	501,739	486,616	505,046
Assets from discontinued operations	115,721	101,464	141,443	130,392	110,260
Total assets	$12,187,840	$12,081,087	$11,910,495	$11,611,018	$11,466,653

Liabilities and shareholders' equity
Deposits
NOW and other	$963,043	$920,225	$844,888	$819,166	$712,181
Money market	2,378,496	2,339,699	2,348,516	2,524,713	2,518,920
Savings	736,707	728,853	740,765	749,995	743,944
Time	3,429,375	3,229,521	3,274,518	2,878,846	2,913,512
Total interest-bearing deposits	7,507,621	7,218,298	7,208,687	6,972,720	6,888,557
Borrowings	1,273,167	1,495,673	1,255,182	1,281,398	1,191,838
Total interest-bearing liabilities	8,780,788	8,713,971	8,463,869	8,254,118	8,080,395
Non-interest-bearing demand deposits	1,538,767	1,579,013	1,635,564	1,619,470	1,656,260
Other liabilities	192,119	127,370	132,521	89,933	126,949
Liabilities from discontinued operations	92,629	79,659	120,612	114,046	94,362
Total liabilities	10,604,303	10,500,013	10,352,566	10,077,567	9,957,966

Preferred shareholders' equity	40,633	40,633	40,633	40,633	40,633
Common shareholders' equity	1,542,904	1,540,441	1,517,296	1,492,818	1,468,054
Total shareholders' equity	1,583,537	1,581,074	1,557,929	1,533,451	1,508,687
Total liabilities and shareholders' equity	$12,187,840	$12,081,087	$11,910,495	$11,611,018	$11,466,653

Supplementary data
Total average non-maturity deposits	$5,617,013	$5,567,790	$5,569,733	$5,713,344	$5,631,305
Total average deposits	9,046,388	8,797,311	8,844,251	8,592,190	8,544,817
Fully taxable equivalent income adjustment	1,809	1,763	1,807	2,033	1,820
Purchased loan accretion	1,320	8,247	4,548	6,881	3,433
Total average tangible equity (3)	1,032,571	1,028,868	1,003,570	978,860	951,366

(1)	Total loans include non-accruing loans.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	See page F-9 for details on the calculation of total average tangible equity.
(4)	Excludes discontinued operations for presentation purposes. Performance ratios are calculated including the impact of discontinued operations.

F-7

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2019	2018	2018	2018	2018
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$18,513	$20,372	$22,639	$10,338	$10,084
Commercial and industrial loans	5,614	6,003	4,914	4,029	7,430
Residential mortgages	2,341	2,217	2,683	3,196	5,777
Consumer loans	4,038	3,834	4,401	5,466	5,996
Total non-accruing loans	30,506	32,426	34,637	23,029	29,287
Other real estate owned	—	—	—	—	—
Repossessed assets	742	1,209	1,069	1,241	1,241
Total non-performing assets	$31,248	$33,635	$35,706	$24,270	$30,528

Total non-accruing loans/total loans	0.34%	0.36%	0.39%	0.26%	0.35%
Total non-performing assets/total assets	0.26%	0.28%	0.30%	0.20%	0.27%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$61,469	$58,457	$55,925	$53,859	$51,834
Charged-off loans	(4,579)	(4,029)	(4,471)	(5,714)	(3,791)
Recoveries on charged-off loans	1,147	325	375	1,248	241
Net loans charged-off	(3,432)	(3,704)	(4,096)	(4,466)	(3,550)
Provision for loan losses	4,001	6,716	6,628	6,532	5,575
Balance at end of period	$62,038	$61,469	$58,457	$55,925	$53,859

Allowance for loan losses/total loans	0.69%	0.68%	0.66%	0.64%	0.64%
Allowance for loan losses/non-accruing loans	203%	190%	169%	243%	184%

NET LOAN CHARGE-OFFS
Commercial real estate	$(752)	$(1,357)	$(3,074)	$(2,079)	$(817)
Commercial and industrial loans	(1,580)	(1,538)	(189)	(1,193)	(972)
Residential mortgages	(95)	(108)	61	(632)	(406)
Home equity	(257)	(116)	(242)	108	(588)
Auto and other consumer	(748)	(585)	(652)	(670)	(767)
Total, net	$(3,432)	$(3,704)	$(4,096)	$(4,466)	$(3,550)

Net charge-offs (QTD annualized)/average loans	0.15%	0.17%	0.19%	0.21%	0.17%
Net charge-offs (YTD annualized)/average loans	0.15%	0.18%	0.19%	0.19%	0.17%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.22%	0.27%	0.38%	0.22%	0.39%
90+ Days delinquent and still accruing	0.23%	0.22%	0.22%	0.40%	0.23%
Total accruing delinquent loans	0.45%	0.49%	0.60%	0.62%	0.62%
Non-accruing loans	0.34%	0.36%	0.39%	0.26%	0.35%
Total delinquent and non-accruing loans	0.79%	0.85%	0.99%	0.88%	0.97%

F-8

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)		2019	2018	2018	2018	2018
Net income		$23,635	$14,259	$32,227	$34,031	$25,248
Adj: Net securities (gains)/losses (1)		(2,551)	3,023	(88)	(718)	1,502
Adj: Net losses/(gains) on sale of business operations and assets		—	—	—	21	(481)
Adj: Merger and acquisition expense		1,609	2,792	198	847	5,093
Adj: Restructuring expense and other expense		5,406	1,822	—	—	—
Adj: Legal settlements		—	3,000	—	—	—
Adj: Systems vendor restructuring costs		—	8,379	—	—	—
Adj: Loss/(income) from discontinued operations before income taxes		854	3,884	1,147	(426)	162
Adj: Income taxes		(1,223)	(5,185)	(397)	—	(1,520)
Total core income (2)	(A)	$27,730	$31,974	$33,087	$33,755	$30,004

Total revenue from continuing operations		$107,181	$108,541	$108,419	$109,915	$103,649
Adj: Net securities (gains)/losses (1)		(2,551)	3,023	(88)	(718)	1,502
Adj: Net losses/(gains) on sale of business operations and assets		—	—	—	21	(481)
Total core revenue (2)	(B)	$104,630	$111,564	$108,331	$109,218	$104,670

Total non-interest expense from continuing operations		$71,991	$80,373	$59,627	$61,527	$65,366
Less: Merger, restructuring and other expense (see above)		(7,015)	(4,614)	(198)	(847)	(5,093)
Less: Legal settlements		—	(3,000)	—	—	—
Less: Systems vendor restructuring costs		—	(8,379)	—	—	—
Core non-interest expense (2)	(C)	$64,976	$64,380	$59,429	$60,680	$60,273

(in millions, except per share data)
Total average assets	(D)	$12,188	$12,081	$11,910	$11,611	$11,467
Total average shareholders' equity	(E)	1,584	1,581	1,558	1,533	1,509
Total average tangible shareholders' equity (2)	(F)	1,033	1,029	1,004	979	951
Total average tangible common shareholders' equity (2)	(G)	992	988	963	938	911
Total tangible shareholders' equity, period-end (2)(3)	(H)	1,026	1,001	979	961	941
Total tangible common shareholders' equity, period-end (2)(3)	(I)	986	961	939	921	901
Total tangible assets, period-end (2)(3)	(J)	11,623	11,660	11,477	11,347	10,963

Total common shares outstanding, period-end (thousands)	(K)	45,522	45,417	45,420	45,420	45,360
Average diluted shares outstanding (thousands)	(L)	46,261	46,240	46,263	46,215	46,200

Core earnings per common share, diluted (2)	(A/L)	$0.60	$0.69	$0.72	$0.73	$0.65
Tangible book value per common share, period-end (2)	(I/K)	21.66	21.15	20.68	20.28	19.86
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.83	8.59	8.53	8.47	8.59

Performance ratios (4)
GAAP return on assets		0.78%	0.47%	1.08%	1.17%	0.88%
Core return on assets (2)		0.92	1.07	1.12	1.18	1.06
GAAP return on equity		5.97	3.61	8.27	8.88	6.69
Core return on equity (2)	(A/E)	7.00	8.09	8.49	8.81	7.95
Core return on tangible common equity (2)(5)	(A+O)/(G)	11.44	13.21	14.02	14.68	13.48
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	59.54	54.88	52.20	52.42	55.10
Net interest margin		3.17	3.41	3.32	3.50	3.36

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$684	$1,787	$1,374	$2,119	$596
Non-interest income charge on tax-credit investments (8)	(N)	(579)	(1,610)	(1,112)	(1,594)	(506)
Net income on tax-credit investments	(M+N)	105	177	262	525	90

Intangible amortization	(O)	$1,200	$1,202	$1,218	$1,246	$1,268
Fully taxable equivalent income adjustment	(P)	1,809	1,763	1,807	2,033	1,820

(1)	Net securities losses/(gains) include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.

Total tangible assets is computed by taking total assets less the intangible assets at period-end.

(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27% marginal rate, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9